SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934
                         (Amendment No.    )

Filed by the Registrant   [x]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
   [x]  Preliminary Proxy Statement
   [ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [ ]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to [ ]240.14a-11(c) or [ ]240.14a-12

                      SOCKET COMMUNICATIONS, INC.
----------------------------------------------------------------------------
            (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [x]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
        and 0-11.
        (1) Title of each class of securities to which transaction applies:
        --------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:
        --------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        --------------------------------------------------------------------
        (4) Proposed maximum aggregate value of transaction:
        --------------------------------------------------------------------
        (5) Total fee paid:
        --------------------------------------------------------------------
   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1) Amount previously paid:
        --------------------------------------------------------------------
        (2) Form, Schedule or Registration Statement No.:
        --------------------------------------------------------------------
        (3) Filing Party:
        --------------------------------------------------------------------
        (4) Date Filed:
        --------------------------------------------------------------------

                    SOCKET COMMUNICATIONS, INC.

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held June 16, 1999

DEAR STOCKHOLDERS:

   You are cordially invited to attend the Annual Meeting of Stockholders of SOCKET COMMUNICATIONS, INC., a Delaware corporation (the "Company"), to be held Wednesday, June 16, 1999 at 9:00 a.m., local time, at the Company's headquarters at 37400 Central Court, Newark, California 94560 for the following purposes:

   (1)     To elect six directors to serve until the next Annual
   Meeting of Stockholders or until their successors are duly elected.

   (2) To approve an amendment to the Company's 1995 Stock Plan to reserve an additional 1,200,000 shares of Common Stock for issuance thereunder.

   (3) To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's Common Stock from 15,000,000 to 50,000,000.

   (4) To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending December 31, 1999.

   (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on April 26, 1999 are entitled to notice of and to vote at the meeting.


   All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                         Sincerely,


                                         Charlie Bass
                                         Chairman of the Board and Chief
                                         Executive Officer
Newark, California
April 29, 1999

                     YOUR VOTE IS IMPORTANT.
         IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
    YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                  SOCKET COMMUNICATIONS, INC.

                   PROXY STATEMENT FOR 1999
                ANNUAL MEETING OF STOCKHOLDERS

          INFORMATION CONCERNING SOLICITATION AND VOTING


General

   The enclosed Proxy is solicited on behalf of the Board of Directors of SOCKET COMMUNICATIONS, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Wednesday, June 16, 1999 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of the Annual Meeting. The Annual Meeting will be held at the Company's headquarters at 37400 Central Court, Newark, California 94560. The Company's principal executive offices are located at 37400 Central Court, Newark, California 94560, and the Company's telephone number at that location is (510) 744-2700.

   These proxy solicitation materials and the Annual Report on Form 10-KSB for the year ended December 31, 1998, including financial statements, were first mailed on or about May 10, 1999 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

   Stockholders of record at the close of business on April 26, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of Common Stock outstanding, designated Common Stock, $0.001 par value. At the Record Date, 7,847,572 shares of the Company's authorized Common Stock were issued and outstanding and held of record by approximately 800 stockholders. The Company has seven series of Preferred Shares outstanding, designated Series B Convertible Preferred Stock, $.001 par value, Series B-1 Convertible Preferred Stock, $.001 par value, Series B-2 Convertible Preferred Stock, $.001 par value, Series C Convertible Preferred Stock, $.001 par value, Series C-1 Convertible Preferred Stock, $.001 par value, Series C-2 Convertible Preferred Stock, $.001 par value, and Series D Convertible Preferred Stock, $.001 par value.
 At the Record Date, 10,970 shares of the Company's Series B Convertible Preferred Stock were outstanding and held of record by twelve stockholders, 7,203 shares of the Company's Series B-1 Convertible Preferred Stock were outstanding and held of record by four stockholders, 8,715 shares of Series B-2 Convertible Preferred Stock were outstanding and held of record by one stockholder, 95,037 shares of Series C Convertible Preferred Stock were outstanding and held of record by eleven stockholders, 51,574 shares of Series C-1 Convertible Preferred Stock were outstanding and held of record by one stockholder, 16,857 shares of Series C-2 Convertible Preferred Stock were outstanding and held of record by one stockholder and 174,292 shares of Series D Convertible Preferred Stock were outstanding and held of record by three stockholders. The shares of Series B Convertible Preferred Stock, Series B-1 Convertible Preferred Stock, Series B-2 Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock and Series D Convertible Preferred Stock are convertible into 1,097,000, 720,300, 871,500, 2,241,900 (including accrued dividends of 227,182 shares through March 31, 1999), 546,684, 318,056 and 1,742,920 shares of Common Stock, respectively. The holders of the Series B Convertible Preferred Stock, the Series B-1 Convertible Preferred Stock, the Series B-2 Convertible Preferred Stock (collectively, the "Series B Preferred") and the Series D Convertible Preferred Stock are entitled to the number of votes each would be entitled to cast as if the Series B Preferred and the Series D Convertible Preferred Stock were converted into Common Stock. The holders of the Series C Convertible Preferred Stock, the
Series C-1 Convertible Preferred Stock and the Series C-2 Convertible Preferred Stock are not entitled to vote on any matter submitted to the stockholders of the Company for approval.

   Provided herein under the caption entitled "Management - Security Ownership of Certain Beneficial Owners and Management" is a table which sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date as to
(i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Named Executive Officer (as defined herein), (iii) each director and each nominee for director of the Company, and (iv) all directors and executive officers as a group.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

   Each holder of Common Stock is entitled to one vote for each share of stock held in all matters to be voted on by the stockholders. Each holder of Series B Preferred and Series D Convertible Preferred Stock is entitled to the number of votes such holder would be entitled to cast if the Series B Preferred and the Series D Convertible Preferred Stock were converted into Common Stock. As of April 1, 1999, each share of Series B Preferred was convertible into 100 shares of Common Stock and each share of the Series D Convertible Preferred Stock was convertible into 10 shares of Common Stock. Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the stockholder's votes. On all other matters, stockholders may not cumulate votes.

   This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telefacsimile.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than December 30, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.





                        PROPOSAL ONE
                    ELECTION OF DIRECTORS


   The Company's Bylaws provide that the Board of Directors shall be composed of six directors. The Board currently consists of six directors each of which is listed below as a nominee. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve, as a director. Different candidates may be nominated by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

Vote Required; Recommendation of the Board

   If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum. Abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted as present for the purposes of determining if a quorum is present.


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
          VOTE "FOR" THE COMPANY'S NOMINEES FOR DIRECTOR.


Nominees

   The names of the nominees and certain information about them as of April 26, 1999 are set forth below:

                                                                     Director
     Name of Nominee      Age        Position with the Company         Since
------------------------  ---  ------------------------------------- --------

Charlie Bass............   57  Chairman of the Board and Chief           1992
                               Executive Officer

Micheal L. Gifford......   41  Executive Vice President and Director     1992

Jack C. Carsten.........   57  Director                                  1993

Edward M. Esber, Jr. ...   47  Director                                  1998

Gianlucca Rattazzi......   46  Director                                  1998

Lars Lindgren...........   43  Director                                  1998



   All directors hold office until the next Annual Meeting of Stockholders of the Company or until their successors have been elected. There are no family relationships among any of the directors or executive officers of the Company.

   Charlie Bass co-founded the Company in March 1992, and has been the Chairman of the Board of Directors from such time to the present. Dr. Bass also served as the Company's interim Chief Executive Officer during January and February 1996 and from April 1997 until February 1998, at which time Mr. Bass assumed the position of Chief Executive Officer. Dr. Bass has been the General Partner of Bass Associates, a venture capital firm, since September 1989. Dr. Bass currently serves as a director of Meridian Data, Inc., SoloPoint, Inc. and several private companies. Dr. Bass holds a Ph.D. in electrical engineering from the University of Hawaii.

   Micheal L. Gifford has been a director of the Company since its inception in March 1992 and has served as Executive Vice President since October 1994. Mr. Gifford served as President of the Company from its inception in March 1992 to September 1994, and as the Company's Chief Executive Officer from March 1992 to June 1994. From December 1986 to December 1991, Mr. Gifford served as a director and as Director of Sales and Marketing for Tidewater Associates, a computer consulting and computer product development company. Prior to working for Tidewater Associates, Mr. Gifford co-founded and was President of Gifford Computer Systems, a computer network integration company. Mr. Gifford received a B.S. in Mechanical Engineering from the University of California at Berkeley.

   Jack C. Carsten has been a director of the Company since
May 1993. He also served in a consulting capacity as the interim Chief Executive Officer of the Company from July 1994 to
September 1994. Mr. Carsten owns and operates Technology Investments, a venture capital firm. Prior to founding Technology Investments, Mr. Carsten was a general partner of U.S. Venture Partners, a venture capital firm. Prior to U.S. Venture Partners, he held senior management positions at Intel Corporation, most recently serving as Senior Vice President and General Manager of the Component Group, Microcomputer Group and ASIC Components Group. He received an A.B. in Physics from Duke University.

   Edward M. Esber, Jr. has been a director of the Company since
June 1998. From October 1995 to March 1998, Mr. Esber served as Chief Executive Officer of SoloPoint, Inc., a communications management company, and has served as its Chairman since March 1998. From May 1994 to June 1995, Mr. Esber was Chairman, Chief Executive Officer and President of Creative Insights, Inc., a computer toys company. From May 1993 to June 1994, Mr. Esber was President and Chief Operating Officer of Creative Labs, Inc., the US subsidiary of Creative Technology Ltd. Mr. Esber serves as a director of several corporations including Quantum Corporation, SoloPoint, Integrated Circuit Systems and Borealis (now Portivity). Mr. Esber holds a bachelor's degree in computer engineering from Case Western Reserve University, a master's degree in electrical engineering from Syracuse University and an M.B.A. in general management from Harvard Business School.

   Gianlucca Rattazzi has been a director of the Company since June 1998. Dr. Rattazzi co-founded Meridian Data, Inc. ("Meridian"), a provider of CD ROM networking software and systems, in July 1988. He has served as President and a director of Meridian since inception and was appointed Chief Executive Officer of Meridian in October 1992. From 1985 to 1988, Dr. Rattazzi held various executive level positions at Virtual Microsystems, Inc., a computer peripheral networking company, most recently as President. Dr. Rattazzi holds an M.S. degree in Electrical Engineering and Computer Science from the University of California, Berkeley, and a Ph.D. in Physics from the University of Rome, Italy.

   Lars Lindgren has been a director of the Company since June 1998. Mr. Lindgren currently serves as the Managing Director of ForetagsByggarna BV, ("ForetagsByggarna"), a private venture capital firm which Mr. Lindgren founded in 1991. Mr. Lindgren has been actively involved in the venture capital industry in Sweden and to a lesser extent throughout Europe since 1984, and has founded a number of companies including the Swedish Venture Capital Association, Campanius Venture, a venture capital concern of which Mr. Lindgren continues to serve as the managing partner, ForetagsByggarna, MiniDoc, a publicly traded company in Sweden that develops information technology system for the pharmaceutical industry, and Nykoping Strand, a real estate company. Mr. Lindgren has served on the board of directors for numerous companies and is presently on the boards of JKL, a Swedish public relations firm, Campanius Venture, ForetagsByggarna, MiniDoc, Proventure, a European Fund-of Funds, and Time Care, a Swedish software and consulting company. Mr. Lindgren received an M.B.A. from the Stockholm School of Economics in 1984 and has also studied at the Sloan School of Management at M.I.T.


Board Meeting and Committees

   The Board of Directors of the Company held a total of 5 regular meetings and 3 telephonic meetings during fiscal 1998. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors has no nominating committee or any committee performing such functions.

   The Compensation Committee, which consisted of Jack Carsten and Gary Kalbach through June 10, 1998, and Jack Carsten and Gianluca Rattazzi after June 10, 1998, did not meet or act by written consent during the fiscal year. This Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company and administers various incentive compensation and benefit plans. During fiscal 1998, the Board, as a whole (excluding any interested parties), acted with respect to such decisions.

   The Audit Committee, which consisted of Jack Carsten and Gary Kalbach through June 10, 1998 and Edward Esber and Lars Lindgren after June 10, 1998 did not meet during the fiscal year. This Committee is responsible for overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls.
During fiscal 1998, the Board, as a whole, also acted with respect to such responsibilities delegated to the Audit Committee.

Compensation Committee Interlocks

   None of the members of the Compensation Committee of the Board was at any time during fiscal 1998 an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on the Board or the Compensation Committee of the Board.

Director Compensation

   Directors (except Mr. Gifford) receive $1,500 per Board meeting attended. The Company's Directors are also entitled to participate in the Company's 1995 Stock Option Plan, and during fiscal 1998 Messrs. Bass, Carsten, Esber, Gifford, Lindgren and Rattazzi were granted options to purchase 500,000, 10,000, 10,000, 66,666, 10,000 and 10,000 shares, respectively, of the Company's Common Stock, each at an option exercise price of $0.6875 per share, the fair market value of the Company's Common Stock on the date of grant. Mr. Gifford was also granted options to purchase an additional 70,000 shares at $0.46 per share, the fair market value of the Company's Common Stock on the date of grant.



                      PROPOSAL TWO
        APPROVAL OF AMENDMENT TO THE 1995 STOCK PLAN

   At the Annual Meeting, stockholders are being asked to approve an amendment to the Company's 1995 Stock Plan (the "1995 Plan") which would increase the number of shares of Common Stock ("Shares") reserved for issuance thereunder by 1,200,000 shares to 2,935,000 shares.

   The foregoing amendment was approved by the Board of Directors in March, 1999. The adoption of the 1995 Plan was approved by the Board of Directors in April 1995 and by the stockholders in May 1995. As of April 26, 1999, 2,800 shares of Common Stock had been issued pursuant to option exercises under the 1995 Plan, options to purchase an aggregate of 1,624,742 shares were outstanding and 107,458 shares (exclusive of the 1,200,000 shares subject to stockholder approval at the Annual Meeting) were available for future grant under the 1995 Plan.

   The purpose of the 1995 Plan is to retain, motivate and reward employees and executives by providing them with long-term equity participation in the Company relating directly to the financial performance and long-term growth of the Company. The purpose of the amendment to the 1995 Plan is to ensure the availability of Common Stock for options to existing key executives, employees and consultants and to attract and retain qualified personnel necessary for the growth of the Company. In this regard, it is anticipated that, if the amendment is approved by the stockholders, a significant portion of the 1,200,000 additional shares available for options under the 1995 Plan will be allocated to options granted in the future to new personnel, including a new full time Chief Executive Officer, and also to the present executive officers and key employees of the Company. Mr. Bass, who has served as Chairman and Chief Executive Officer since April 1998 and serves without cash compensation, intends to continue as Chairman, a position which he has held since the Company was founded in 1992. The Board believes that such an allocation is in the best interests of the Company to attract, retain and motivate its executive officers. Since each of the Company's executive officers and directors is eligible to receive options under the 1995 Plan, each such officer and director has a material financial interest in the proposed amendment to the 1995 Plan.

Summary of the 1995 Plan

   General. The purpose of the 1995 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1995 Plan. Options granted under the 1995 Plan may be either "incentive stock options," as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

   Administration. The Plan may generally be administered by the Board or the Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the 1995 Plan.

   Eligibility. Nonstatutory stock options and stock purchase rights may be granted under the 1995 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

   Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1995 Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 750,000 shares of Common Stock.

   Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

   (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

   (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

   (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

   (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (including death or disability), then all options held by the optionee under the 1995 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. The Plan and the option agreement may provide for a longer period of time for the option to be exercised after the optionee's death or disability than for other terminations. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.

   (e) Nontransferability of Options: Unless otherwise determined by the Administrator, options granted under the 1995 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

   (f) Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Administrator.

   Stock Purchase Rights. In the case of SPRs, unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

   Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1995 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1995 Plan, and the exercise price of any such outstanding option or stock purchase right.

   In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate.

   Rights Upon a Change of Control. Upon a change of control, all optionees' rights to purchase stock shall be immediately vested and be fully exercisable on the earlier of: (i) the date immediately preceding such change in control in the event that the 1995 Plan is terminated or canceled, or in the event any successor to the Company fails to assume the 1995 Plan upon becoming a successor to the Company; (ii) the date immediately preceding an involuntary termination of the optionee occurring upon or after the change in control; or (iii) as of the date one year following the change in control, provided that the optionee shall continuously remain an employee of the Company throughout such one-year period.

   Amendment and Termination of the 1995 Plan. The Board may amend, alter, suspend or terminate the 1995 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 1995 Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the 1995 Plan without the written consent of the optionee. Unless terminated earlier, the 1995 Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

Federal Income Tax Consequences

   Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held between 12 and 18 months may be taxed at a maximum federal rate of 28%, while net capital gains on shares held for more than 18 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

   Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held between 12 and 18 months may be taxed at a maximum federal rate of 28%, while net capital gains on shares held for more than 18 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

   Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

   The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing, (i.e. within thirty days of the purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

   The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and the Company with respect to the grant and exercise of options and stock purchase rights under the 1995 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

Participation in the 1995 Plan

   The Company is unable to predict the amount of benefits that will be received or allocated to any particular participant under the 1995 Plan. The following table sets forth the dollar amount and the number of shares granted under the 1995 Plan during the last fiscal year to
(i) each of the Company's Named Executive Officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and
(iv) all employees other than executive officers as a group.



                                                      Shares       Dollar
                                                    Subject to    Value of
                                                     Options       Option
Name and Position                                   Granted(1)  Grants(2)($)
----------------------------------------------      ----------  ------------

Charlie Bass..................................         500,000     $343,750
   Chairman and Chief Executive Officer
Micheal L. Gifford............................         136,666      $78,033
   Executive Vice President and Director
David W. Dunlap...............................         136,666      $78,033
   Vice President of Finance and
   Administration, Secretary and CFO
Kevin J. Mills................................         136,666      $78,033
   Chief Operating Officer
Leonard L. Ott (3)............................          54,000      $31,125
   Vice President of Engineering
All current executive officers
   as a group (5 persons).....................         963,998     $608,974
All current non-executive directors
   as a group (3 persons).....................          30,000      $20,625
All other employees (excluding current
   current executive officers) as a group.....         198,150     $119,276

--------------------
(1) Excluded from the table are 167,789 shares granted in previous years that were repriced in January 1998 from $1.55 to $0.46, which was the fair market value of the stock on the day of exchange.
(2) The dollar value of option grants under the Stock Plan was computed by multiplying the number of shares subject to the option times the exercise price of the option. All options granted under the 1995 Plan were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant.
(3) Mr. Ott was appointed Vice President of Engineering in December
    1998.


Vote Required and Recommendation

   At the Annual Meeting, the stockholders are being asked to approve the amendment to the 1995 Plan. The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting will be required to approve the amendment to the 1995 Plan.


      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
           VOTE "FOR" THE AMENDMENT TO THE COMPANY'S 1995 PLAN.



                         PROPOSAL THREE
                    APPROVAL OF AMENDMENT TO
                  CERTIFICATE OF INCORPORATION
             INCREASING THE NUMBER OF AUTHORIZED SHARES

Proposed Amendment

   Proposal Four is to amend the Company's current Certificate of Incorporation (the "Certificate") for the purpose of increasing the total number of shares of Common Stock the Company is authorized to issue from 15,000,000 shares to 50,000,000 shares. All references to such amendment shall refer to the "Certificate Amendment." The Company's current Certificate authorizes the Company to issue 3,000,000 shares of Preferred Stock, $.001 par value per share, and 15,000,000 shares of Common Stock, $.001 par value per share. On March 17, 1999, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock to 50,000,000 shares.

Reasons for the Amendment

   The Company believes it is important to retain a significant reserve of authorized but unissued Common Stock that could be used to raise additional capital through the sale of securities, declare stock dividends or stock splits, acquire another company or its business or assets, create negotiating leverage and flexibility in the event of an unfriendly takeover bid or establish a strategic relationship with a corporate partner, among other uses. In particular, the Company believes that maintaining a sufficient reserve of authorized but unissued Common Stock is important to preserving the Company's flexibility to enter into future financing opportunities. The Company expects to seek to raise additional capital through equity or debt financing, joint ventures with corporate partners or through other sources.

Current Number of Shares Outstanding and Subject to Issue

   As of the Record Date, 7,847,572 shares of Common Stock were issued and outstanding. Approximately 7,538,420 additional shares were issuable upon conversion of Convertible Preferred Stock (including 227,182 shares for the payment of accrued and unpaid dividends for Series C Convertible Preferred Stock). A total of 1,693,348 shares were issuable upon the exercise of outstanding stock options and 107,458 shares were reserved for future stock option grants under the Company's stock plans. In addition, the Company has reserved
4,181,940 shares for the exercise of outstanding warrants.   Should
all of the current rights to acquire common stock be exercised by the holders of those rights, a total of 21,368,738 shares of Common Stock would be outstanding. In addition, dividends on Series C Convertible Preferred Stock are payable in shares of Common Stock and will continue to accrue until converted. Future dividends on Series B and Series D Convertible Preferred Stock may also be paid in shares of Common Stock. And, if Proposal Two is approved, stock options shares reserved for future stock option grants will be increased by 1,200,000 shares.

Text of Certificate Amendment

   Under the proposed Certificate Amendment, the first two sentences of Article III of the Certificate would read substantially as follows:

   "This Company is authorized to issue two classes of shares to be designated, respectively, Common Stock, $0.001 par value ("Common Stock") and Preferred Stock, $0.001 par value ("Preferred Stock"). The total number of shares of all classes of stock which the Company shall have authority to issue is Fifty Three Million (53,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock and Three Million (3,000,000) shares of Preferred Stock."

Effect of Amendment

   If approved, the proposed amendment to the Certificate would authorize additional shares of Common Stock that will be available in the event that the Board of Directors determines to authorize stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, to create negotiating leverage and flexibility in the event of an unfriendly takeover bid or to establish a strategic relationship with a corporate partner, among other uses. Any additional equity financings may be dilutive to stockholders, and a debt financing, if available, may involve restrictions on stock dividends and other restrictions on the Company.

   If the proposed amendment is adopted, 35,000,000 additional shares of Common Stock of the Company will be available to cover existing commitments to issue Common Stock and also for the issuance of Common Stock at the discretion of the Board of Directors, except that certain large issuances of shares may require stockholder approval in accordance with the requirements of The Pacific Exchange and certain stock-based employee benefit plans may require stockholder approval in order to obtain desirable treatment under tax or securities laws and accounting regulations. The Board of Directors believes it desirable that the Company have the flexibility to issue the additional shares as described above. As is typical in publicly held technology companies, the holders of Common Stock have no preemptive rights to purchase any stock of the Company. Stockholders should be aware that the issuance of additional shares could have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. No actions are currently being taken with respect to any large issuance of additional shares.

   The flexibility of the Board of Directors to issue additional shares of Common Stock could also enhance the Board's ability to negotiate on behalf of the stockholders in an unfriendly takeover situation. Although it is not the purpose of the proposed Certificate Amendment, the authorized but unissued shares of Common Stock (as well as the existing authorized but unissued shares of Preferred Stock) also could be used by the Board of Directors to discourage, delay or make more difficult a change in the control of the Company. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

Vote Required

   The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
      "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM
                15,000,000 SHARES TO 50,000,000 SHARES.



                            PROPOSAL FOUR
        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   The Board of Directors has selected Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

   Ernst & Young LLP has audited the Company's financial statements annually since 1992. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
                     INDEPENDENT PUBLIC ACCOUNTANTS




                           MANAGEMENT

 The current executive officers of the Company are as follows:


     Name of Officer      Age             Position with the Company
------------------------  ---  ---------------------------------------------

 Charlie Bass...........  57   Chairman of the Board of Directors and
                               Acting Chief Executive Officer

 Micheal L. Gifford.....  41   Executive Vice President and Director

 David W. Dunlap........  56   Vice President of Finance and Administration,
                               Chief Financial Officer and Secretary

 Kevin J. Mills.........  38   Chief Operating Officer

 Leonard L. Ott.........  40   Vice President of Engineering


   Charlie Bass co-founded the Company in March 1992, and has been the Chairman of the Board of Directors from such time to the present. Dr. Bass also served as the Company's interim Chief Executive Officer during January and February 1996 and from April 1997 until February 1998, at which time Mr. Bass assumed the position of Chief Executive Officer. Dr. Bass has been the General Partner of Bass Associates, a venture capital firm, since September 1989. Dr. Bass currently serves as a director of Meridian Data, Inc., SoloPoint, Inc. and several private companies. Dr. Bass holds a Ph.D. in electrical engineering from the University of Hawaii.

   Micheal L. Gifford has been a director of the Company since its inception in March 1992 and has served as Executive Vice President since October 1994. Mr. Gifford served as President of the Company from its inception in March 1992 to September 1994, and as the Company's Chief Executive Officer from March 1992 to June 1994. From December 1986 to December 1991, Mr. Gifford served as a director and as Director of Sales and Marketing for Tidewater Associates, a computer consulting and computer product development company. Prior to working for Tidewater Associates, Mr. Gifford co-founded and was President of Gifford Computer Systems, a computer network integration company. Mr. Gifford received a B.S. in Mechanical Engineering from the University of California at Berkeley.

   David W. Dunlap has served as the Company's Vice President of Finance and Administration, Secretary and Chief Financial Officer since February 1995. Prior to joining the Company, Mr. Dunlap served as Vice President of Finance and Administration at Appian Technology Inc. ("Appian"), a semiconductor company, from September 1993 to February 1995. Appian filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code in August 1994 in connection with the sale of substantially all of its assets to Cirrus Logic, Inc. Mr. Dunlap served as Vice President of Finance and Administration and Chief Financial Officer at Mountain Network Solutions, Inc., a computer peripherals manufacturing company, from March 1992 to September 1993. He is a certified public accountant, and received an M.B.A. and a B.A. in Business Administration from the University of California at Berkeley.

   Kevin J. Mills has served as the Company's Chief Operating
Officer since September 1998. Mr. Mills joined the Company in September 1993 as Vice President of Operations. Prior to joining the Company, Mr. Mills worked from September 1987 to August 1993 at Logitech, Inc., a computer peripherals company, serving most recently as its Director of Operations. He received a B.E. in Electronic Engineering from the University of Limerick, Ireland.

   Leonard L. Ott was appointed Vice President of Engineering in December 1998. Mr. Ott joined the Company in March 1994, serving in increasingly responsible engineering positions including Director of Software Development and Director of Engineering. Mr. Ott also worked as an engineering consultant with the Company from November 1993 to March 1994. Prior to joining the Company, Mr. Ott served from March 1988 to November 1993 with Vision Network Systems, a networking systems company, serving most recently as its Vice President Research and Development. He received a B.S. in Computer Science from the University of California at Berkeley.



              EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

                   Summary Compensation Table

   The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 1998, 1997 and 1996 to the Company's Chief Executive Officer, and the four other most highly compensated executive officers whose total 1998 salary and bonus exceeded $100,000 (collectively, the "Named Executive
Officers"):



                                                                       Long-term
                                                                      Compensation
                                                                         Awards
                                               Annual Compensation     Securities       Other            All
                                             -----------------------   Underlying      Annual           Other
 Name and Principal Position          Year   Salary ($)  Bonus ($)(1)  Options(#)  Compensation($) Compensation($)
------------------------------------  ----   ----------  -----------  ------------ --------------- --------------


 Charlie Bass (2)...................  1998        --          --       530,767(3)       7,500(2)          --
    Chief Executive Officer           1997        --          --        30,000            --              --
    and Director                      1996        --          --        55,767            --              --

 Micheal L. Gifford.................  1998     125,000      17,536     172,411(3)         --              --
    Executive Vice President          1997     120,000      21,829      32,500            --              --
    and Director                      1996     120,000      22,211      35,745            --              --

 David W. Dunlap....................  1998     125,000      17,114     152,580(3)         --              --
    Vice President of Finance and     1997     120,000      20,696      32,500            --              --
    Administration, Chief Financial   1996     120,000      18,775      15,914            --              --
    Officer and Secretary

 Kevin J. Mills.....................  1998     125,000      17,239     152,580(3)         --              --
    Chief Operating Officer           1997     115,000      20,930      32,500            --              --
                                      1996      99,999      22,291      15,914            --              --

 Leonard L. Ott.....................  1998     101,250       7,133      60,703(3)         --              --
    Vice President of Engineering


--------------------
 (1) Represents cash bonuses earned for work performed during fiscal 1998. Bonuses earned during the first three fiscal quarters of fiscal 1998 were paid in fiscal 1998 whereas bonuses earned during the fourth fiscal quarter of 1998 were paid in the first quarter of fiscal 1999.

 (2) Dr. Bass served as Acting Chief Executive Officer from April 24, 1997 through January 1998, at which time Dr. Bass assumed the role
        of Chief Executive Officer.   In consideration for such services,
        the Company granted Dr. Bass an option in 1998 to purchase 500,000 shares of Common Stock at an exercise price of $0.6875 and vesting over a four-year period commencing April 24, 1997. Dr. Bass serves without cash compensation. Other annual compensation consists of fees for attendance at board meetings at a rate of $1,500 per meeting attended during 1998.

 (3) Includes options granted pursuant to the Board of Director's decision on January 14, 1998 to reprice certain outstanding options by exchanging outstanding options for new options priced to reflect the market price of the Company's Common Stock on the date of the exchange (the "1998 Repricing"). See "Report on Repricing of Options."



Report on Repricing of Options

   In January 1998, the Board of Directors authorized the reduction of the exercise price of options that had exercise prices of $1.55 per share granted pursuant to the 1995 Stock Plan to the Company's employees, including its executive officers, and the Company's directors to $0.46 per share, the then current market value (the "Repricing"). The Repricing was accomplished by an exchange of each option held by an optionee at the time of the Repricing (the "Surrendered Options") for an option with a lower exercise price and an extended vesting period (the "Repriced Options"). Options granted to employees are intended to incentivize, motivate and retain employees in order to achieve long-term success for the Company. The decline in the market price of the Company's Common Stock following the grants of the Surrendered Options frustrated this purpose, and the Board deemed it to be in the best interest of the Company to allow the exchange of Surrendered Options for Repriced Options in order to reduce the exercise price to the market price at the time of the exchange. All Repriced Options were subject to a new vesting period, beginning on the date of the Repricing. The vesting schedule of the Repriced Options continues the vesting schedule of the Surrendered Options with respect to unvested shares; shares that had vested as of the Repricing vested in equal monthly increments over the six months following the Repricing.


                  Option Grants in Fiscal 1998

   The following table sets forth certain information for the fiscal year ended December 31, 1998 with respect to each grant of stock options to the Named Executive Officers. No stock appreciation rights were granted during such year.


                                        Individual Grants (3)
                         ----------------------------------------------------
                          Number of     % of Total
                         Securities      Options       Exercise
                         Underlying     Granted to     Price Per
                           Options     Employees in      Share     Expiration
          Name             Granted    Fiscal 1998(1)    ($)(2)        Date
-----------------------  -----------  --------------  -----------  ----------

 Charlie Bass..........     500,000        41.9         0.6875      06/10/08

 Micheal L. Gifford....      70,000         5.9         0.46        01/14/08
                             66,666         5.6         0.6875      06/10/08

 David W. Dunlap.......      70,000         5.9         0.46        01/14/08
                             66,666         5.6         0.6875      06/10/08

 Kevin J. Mills........      70,000         5.9         0.46        01/14/08
                             66,666         5.6         0.6875      06/10/08

 Leonard L. Ott........      30,000         2.5         0.6875      06/10/08
                             24,000         2.0         0.4375      12/09/08

--------------------
 (1) Based on options granted to employees, consultants and directors during fiscal 1998 to purchase 1,192,148 shares of Common Stock.

 (1) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the Board of Directors on the date of grant.

 (2) The table excludes options granted in previous years that were repriced in January 1998 from $1.55 per share to $0.46 per share, the fair market value on the date of exchange.




              Aggregated Option Exercises in Fiscal 1998
                   and Fiscal Year-End Option Values

   None of the Named Executive Officers exercised any stock options during fiscal 1998. The following table provides information on the value of such officers' unexercised options at December 31, 1998.


                         Number of Securities
                        Underlying Unexercised      Value of Unexercised
                              Options At           In-the-Money Options at
                         December 31, 1998 (#)     December 31, 1998 ($)(1)
                      --------------------------  --------------------------
Name                  Exercisable  Unexercisable  Exercisable  Unexercisable
--------------------- -----------  -------------  -----------  -------------

Charlie Bass.........     257,027        308,229        3,622          1,279

Micheal L. Gifford...      83,141        121,770        7,423          7,299

David W. Dunlap......      77,637        121,770        4,845          7,299

Kevin J. Mills.......      79,677        121,770        4,845          7,299

Leonard L. Ott.......      23,147         53,167        1,083          3,688

--------------------
(1) Based upon a final bid price, as of December 31, 1998, of $0.59 per share.


             Employment Contracts and Termination of
          Employment and Change-in Control Arrangements

   In February, 1998, the Company initiated a bonus plan pursuant to which the Company will create a bonus pool in the amount of 10% of any consideration payable by a buyer in a change of control transaction to be allocated to the executive officers and such other employees the Board of Directors determine in its discretion to include in such bonuses.

   In October 1997, the Company entered into separate employment agreements with Micheal Gifford, Kevin Mills and David Dunlap (each an "Executive" and collectively the "Executives"). Pursuant to these agreements, which expire on December 31, 2000 and are each terminable at will by each party, respectively, the Company is obligated to pay the Executive's base salary of $125,000. If the Company terminates the Executive's employment without cause, the Company shall pay the Executive (i) six months' base salary regardless of whether he secures other employment during those six months, (ii) health insurance until the earlier of the date of the Executive's eligibility for the health insurance benefits provided by another employer or the expiration of six months, (iii) the full bonus amount to which he would have been entitled for the first quarter following termination and one-half of such bonus amount for the second quarter following termination, and
(iv) certain other benefits including the ability to purchase at book value certain items of Company property purchased by the Company for the Executive's use, which may include a personal computer, a cellular phone, and other similar items.

   Additionally, under the 1995 Plan, all optionees' rights to purchase stock shall, upon a change of control of the Company, be immediately vested and be fully exercisable under certain circumstances.

Limitation of Liability and Indemnification Matters

   Pursuant to the Delaware General Corporation Law ("Delaware
Law"), the Company has adopted provisions in its Amended and Restated Certificate of Incorporation which eliminate the personal liability of its directors and officers to the Company and its stockholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Company's Bylaws require the Company to indemnify its directors, officers, employees and other agents to the fullest extent permitted by law.

   The Company has entered into indemnification agreements with each of its current directors and officers which provide for indemnification to the fullest extent permitted by Delaware Law, including in circumstances in which indemnification and the advancement of expenses are discretionary under Delaware Law. The Company believes that the limitation of liability provisions in its Amended and Restated Certificate of Incorporation and the indemnification agreements will enhance the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers.

   There is no pending litigation or proceeding involving a director, officer or employee of the Company to which the indemnification agreements would apply.

Compensation of Directors

   See the information set forth above under "Proposal One-Election of Directors-Director Compensation."

Certain Transactions

   On November 9, 1998, the Company sold 130,719 shares of Series D Convertible Preferred Stock, $0.001 par value, at a price per share of $5.7375 for an aggregate purchase price of $750,000 to the Harmat Organization, Inc. in a private placement offering. The Series D Convertible Preferred Stock accrues dividends at the rate of 8% per annum and is convertible into Common Stock at the option of the holder at a price of $0.57375 per share, with a mandatory conversion date of November 9, 2001.The Company also issued to the Harmat Organization three-year warrants to acquire 435,729 shares of Common Stock at $0.57375 per share.

   On November 23, 1998, the Company sold 17,429 shares of its
Series D Preferred Stock at a price per share of $5.7375, for an aggregate purchase price of $100,000, to the Bass Trust in a private placement offering. Charlie Bass, acting Chief Executive Officer and Chairman of the Board of the Company, is the trustee of the Bass Trust. The Company also issued to the Bass Trust three-year warrants to acquire 58,097 shares of Common Stock at $0.57375 per share.


      Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth as of April 26, 1999, certain information with respect to the beneficial ownership of the Common Stock of the Company on an as-converted basis for the Series B, C and D Preferred Stock of the Company as to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and officers of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power with respect to the shares shown.


                                                                     Pro-forma %
                                                                        Owned
                                                                      Assuming
                                           Number of     Percentage  Conversion
                                             Shares      of Shares     of all
                                          Beneficially  Beneficially  Preferred
Name and Address of Beneficial Owner       Owned (1)    Owned (%)(2) Shares (3)
---------------------------------------  -------------  ------------ -----------

Cetronic Aktiebolag [Publ].............   1,997,846(4)         20.3        13.0
  Kungsholms Strand 147
  114 28 Stockholm, Sweden

The Harmat Organization                   1,784,190(5)         18.6        11.3
  Old Country Road
  Quogue, N.Y. 11959

Explorer Funds.........................   1,391,372(6)         15.2         8.8
  c/o Explorer Fund Management, L.L.C.
  444 North Michigan Avenue
  Suite 2910
  Chicago, IL 60611

ForetagsByggarna BV....................     860,857(7)         10.3         5.6
  A.J. Erststraat 595H
  1082 LD Amsterdam, The Netherlands

Charlie Bass...........................   1,241,970(8)         14.2         7.9

Lars Lindgren..........................     860,857(7)         10.3         5.6

Micheal L. Gifford.....................     244,327(9)          3.1         1.6

Jack C. Carsten........................    179,364(10)          2.3         1.2

Edward M. Esber, Jr. ..................     15,000(11)           *           *

Gianlucca Rattazzi.....................      5,000(12)           *           *

David W. Dunlap........................    119,325(13)          1.5          *

Kevin J. Mills.........................    110,450(14)          1.4          *

Leonard L. Ott.........................     32,143(15)           *           *

All Directors and Officers
  as a group (9 persons)...............  2,808,436(16)         29.1        17.4

--------------------
*Less than 1%

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Percentage ownership is based on 7,847,572 shares of Common Stock outstanding on April 26, 1999 and any shares issuable pursuant to securities convertible into or exercisable for shares of Common Stock by the person or group in question on April 26, 1999 or within 60 days thereafter.

(3) Proforma percentage ownership is based on 15,385,992 shares of Common Stock outstanding on April 26, 1999 (includes 7,538,420 additional shares of Common Stock issuable upon conversion of all outstanding shares of convertible preferred stock) and any shares issuable pursuant to securities other than convertible preferred stock into or exercisable for shares of Common Stock by the person or group in question on April 26, 1999 or within 60 days thereafter.

(4) Represents 1,269,540 shares of Common Stock issuable upon conversion of Series C Convertible Preferred Stock and 546,684 shares of Common Stock issuable upon conversion of Series C-1 Convertible Preferred Stock plus 181,622 shares relating to accrued dividends issuable upon the conversion of the Series C and Series C-1 shares within 60 days of April 26, 1999. Cetronic Aktiebolag [Publ] holds 63% and 100% of the Series C and C-1 Convertible Preferred Stock outstanding.

(5) Consists of 1,307,190 shares of Common Stock issuable upon the conversion of 130,719 shares of Series D Convertible Preferred Stock, warrants to acquire 435,729 shares of Common Stock and 41,271 shares of common stock representing the payment of dividends through March 31, 1999. The Harmat Organization holds 75% of the Series D Convertible Preferred Stock.

(6) Consists of 871,500 shares of Common Stock issuable upon the conversion of 8,715 shares of Series B-2 Convertible Preferred Stock owned by Explorer Partners II, L.L.C., 68,897 Common Shares representing the payment of dividends to Explorer Partners II through March 31, 1999, and 450,975 shares owned by Explorer Fund Management, L.L.C. subject to warrants exercisable within 60 days of April 26, 1999. Explorer Partners II hold 100% of the shares of Series B-2 Convertible Preferred Stock outstanding. Explorer Fund Management, as investment advisor to Explorer Partners II has shared voting and investment power of the shares directly owned by Explorer Partners II with Tom Papoutsis, the Managing Director of Explorer Partners II. Robert Holz, as Managing Director of Explorer Fund Management, exercises voting and investment control with respect to the shares held by Explorer Fund Management. Messrs. Papoutsis and Holz disclaim beneficial ownership of the shares held by the Explorer Funds except to the extent of their respective pecuniary interests therein.

(7) Includes 505,857 shares of Common Stock issuable upon conversion of Series C Convertible Preferred Stock within 60 days of April 26, 1999 and 5,000 shares of Common Stock subject to options exercisable within 60 days of April 26, 1999. ForetagsByggarna BV, an investment management company, holds 22.8% of the Series C Convertible Preferred Stock outstanding. Mr. Lindgren is the beneficial owner of these shares and exercises ownership and investment control.

(8) Consists of 356,842 shares owned by Bass Associates (including 54,830 shares of Common Stock subject to options exercisable within 60 days of April 26, 1999) and 885,128 shares owned by Bass Trust (including 346,680 shares of Common Stock issuable upon conversion of Series C Convertible Preferred Stock within 60 days of April 26, 1999, 270,833 shares of Common Stock subject to options exercisable within 60 days of April 26, 1999, 174,290 shares of Common Stock issuable upon conversion of Series D Convertible Preferred Stock within 60 days of April 26, 1999, and 63,097 shares of Common Stock subject to warrants exercisable within 60 days of April 26, 1999). Dr. Bass is the General Partner of Bass Associates and may be deemed to share voting and investment power with respect to these shares. However, Dr. Bass disclaims beneficial ownership of shares owned by Bass Associates except to the extent of his pecuniary interest therein. The Bass Trust owns 100% of the Series C-2 Convertible Preferred Stock outstanding and 10% of the Series D Convertible Preferred Stock outstanding.

(9) Includes 108,350 shares of Common Stock subject to options exercisable within 60 days of April 26, 1999.

(10) Includes 39,517 shares of Common Stock subject to options exercisable within 60 days of April 26, 1999.

(11) Includes 5,000 shares of Common Stock subject to options exercisable within 60 days of April 26, 1999.

(12) Represents shares of Common Stock subject to options exercisable within 60 days of April 26, 1999.

(13) Includes 102,846 shares of Common Stock subject to options exercisable within 60 days of April 26, 1999.

(14) Includes 104,886 shares of Common Stock subject to options exercisable within 60 days of April 26, 1999.

(15) Includes 31,897 shares of Common Stock subject to options exercisable within 60 days of April 26, 1999.

(16) See notes (6) through (14) above



Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1998, all filing requirements applicable to its executive officers and directors were complied with.


                         OTHER MATTERS

   The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the stock they represent as the Board of Directors may recommend.

                                             THE BOARD OF DIRECTORS


Dated:  April 29, 1999

                       EDGAR APPENDIX A

                        Form of Proxy

      This Proxy is solicited on behalf of the Board of Directors of Socket Communications, Inc.


                1999 ANNUAL MEETING OF STOCKHOLDERS


   The undersigned stockholder of SOCKET COMMUNICATIONS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 1999, and hereby appoints Charlie Bass and David Dunlap, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of SOCKET COMMUNICATIONS, INC. to be held on Wednesday, June 16, 1999 at 9:00 a.m. local time, at the Company's headquarters at 37400 Central Court, Newark, California 94560, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


1. ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed   [ ] Withhold Authority to vote for
                                       ALL Nominees Listed

   Nominees:  Charlie Bass, Micheal Gifford, Jack Carsten,
              Edward Esber, Gianluca Rattazzi, Lars Lindgren

   If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

      Charlie Bass; Micheal Gifford; Jack Carsten;
      Edward Esber; Gianluca Rattazzi; Lars Lindgren

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 STOCK PLAN TO RESERVE AN ADDITIONAL 1,200,000 SHARES OF COMMON STOCK FOR
   ISSUANCE THEREUNDER

         [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK FROM 15,000,000 TO 50,000,000.

         [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP AS
   INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

         [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 1995 STOCK PLAN, FOR THE INCREASE IN AUTHORIZED COMMON SHARES, AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.



____________________   ____________________   Date: ______________, 1999
Signature              Signature

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)